Exhibit 10.15

Supplemental Factory Lease Agreement

[Unofficial English Translation]

Contract No.: JTDLD2019083101

Lessor (Party A): Guizhou Jietongda Technology Co., Ltd.

Legal Representative: Yu Jifang

Unified Social Credit Code: 91520390MA6DN50RX4

Lessee (Party B): Guizhou United Time Technology Co., Ltd.

Legal Representative: Bao Minfei

Unified Social Credit Code: 91520390MA6DN53F01

Whereas, Party A and Party B signed the Factory Lease Agreement with Contract No. of JTDLD2017090102 on September 1, 2017, due to the adjustment and reduction of the rent by the Asset Management Department of Xinpu Economic Development Zone, Party A and Party B have made the following supplemental agreement to this Agreement through friendly negotiation:

I. Adjustment of rent: adjust the rent in Item 1 of Article III in the Factory Lease Agreement from 20 yuan/m2/month (including tax) to 8 yuan/m2/month (excluding tax).

II. Effective date of the adjusted rent: the effective date of the adjusted rent applies retrospectively to September 1, 2017, the starting date of the lease of factory building, and the effective period is from September 1, 2017 to February 28, 2022.

III. Arrangements on the discrepancies among the issued invoices:

1. The lease term of issued invoice is 23 months from September 1, 2017 to July 31, 2019.

2. Party A has issued an invoice for the rental fee of the factory building, excluding tax: RMB7,297,440.34 yuan, tax: RMB742,139.66 yuan, and total amount: 8,039,880.00 yuan.

3. According to the adjusted rent, Party A shall issue an invoice for the rental fee of the factory building, excluding tax: RMB3,215,952.00 yuan, tax: RMB327,188.16 yuan, and total amount: RMB3,543,140.16 yuan.

To sum up, after the above price adjustment, Party A issued an extra invoice of RMB4,496,739.84 yuan, which can be allocated to the subsequent lease term. The allocation period is from August 1, 2019 to March 31, 2021 for a total of 20 months. The total amount of invoices to be issued per month is RMB152,408.16 yuan (8*17478m2*1.13), the total amount of allocation is RMB3,048,163.20 yuan (20*152,408.16), and the remaining extra invoice is RMB1,448,576.64 yuan, which will be offset by issuing red-ink invoices from September 2019 to March 2020; invoices will be issued normally for the remaining unpaid period (April 1, 2021-February 28, 2022).

IV. This Agreement shall be in quadruplicate, and either party shall keep two copies. It comes into force after signing and sealing, and four copies of the agreement have the equal effect.

The following is left blank intentionally!

Lessor (Party A): Guizhou Jietongda Technology Co., Ltd.

Legal Representative: Seal of Yu Jifang (Seal Affixed)

August 31, 2019

Guizhou Jietongda Technology Co., Ltd. (Seal Affixed)

Lessee (Party B): Guizhou United Time Technology Co., Ltd.

Legal Representative: Seal of Bao Minfei (Seal Affixed)

August 31, 2019

Guizhou United Time Technology Co., Ltd. (Seal Affixed)